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                                                                EXHIBIT 5.1

                                  June 5, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      General Growth Properties, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We are counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to 3,000,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), that may be issued from time to time pursuant to the Company's 2003 Incentive Stock Plan (the "Plan").

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that (i) the issuance by the Company pursuant to the Plan of the 3,000,000 shares of Common Stock that are registered on the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company and (ii) when issued and paid for as described in the Plan and the applicable agreements thereunder, such shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

         Please be advised that Marshall E. Eisenberg, a partner of our firm, is the Secretary of the Company and certain of its affiliates and that certain partners of our firm and attorneys associated with our firm and members of their respective families and/or trusts for their benefit are stockholders of or are beneficial owners of equity securities of the Company or are trustees (or officers, directors or stockholders of trustees) of stockholders of the Company or its affiliates.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ NEAL, GERBER & EISENBERG